Davis New York Venture Fund, Inc.
File Number 811-01701
For the period ending 4/30/2010

Due to the restrictions in the format of form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for the following items:


Series 4

72DD.	1.  Total income dividends for which record pass during the period
	    (000's omitted)
	    Class A	      $  343

	2.  Dividends for a second class of open-end company shares
	    (000's omitted)
	    Class B	      $  -
	    Class C	      $  -
	    Class Y	      $  144


73A.	1.  Dividends from net investment income (per share)
	    Class A	      $ 0.09

	2.  Dividends for a second class of open-end company shares (per share)
	    Class B	      $ 0.00
    	    Class C	      $ 0.00
	    Class Y	      $ 0.12


74U.    1.  Number of shares outstanding (000's omitted)
	    Class A	         3752

	2. Number of shares outstanding of a second class of shares of open-end company (000's omitted).
	    Class B               267
	    Class C               922
	    Class Y		 1775


74V.    1.  Net asset value per share (to nearest cent)
	    Class A           $ 12.31

	2. Net asset value per share of a second class of open-end company shares (to nearest cent)
	    Class B           $ 12.10
	    Class C           $ 12.11
	    Class Y	      $ 12.28



Series 5


72DD.	1.  Total income dividends for which record pass during the period
	    (000's omitted)
	    Class A	      $  131

	2.  Dividends for a second class of open-end company shares
	    (000's omitted)
	    Class B	      $  - (1)
	    Class C	      $  - (1)
	    Class Y	      $  -

            (1) less than $500


73A.	1.  Dividends from net investment income (per share)
	    Class A	      $ 0.08

	2.  Dividends for a second class of open-end company shares (per share)
	    Class B	      $ 0.01
    	    Class C	      $ 0.01
	    Class Y	      $ 0.00

74U.    1.  Number of shares outstanding (000's omitted)
	    Class A	         1698

	2. Number of shares outstanding of a second class of shares of open-end company (000's omitted).
	    Class B              6
	    Class C              5
	    Class Y		 20


74V.    1.  Net asset value per share (to nearest cent)
	    Class A           $ 8.47

	2. Net asset value per share of a second class of open-end company shares (to nearest cent)
	    Class B           $ 8.43
	    Class C           $ 8.43
	    Class Y	      $ 8.48